UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2010

ThermoGenesis Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 Citrus Rd., Rancho Cordova, California		95742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	916-858-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

A special meeting ("Special Meeting") of stockholders of ThermoGenesis Corp., a Delaware corporation (the "Company"), was held on August 9, 2010. The Company filed its definitive proxy statement in connection with the Special Meeting with the U.S. Securities and Exchange Commission on June 29, 2010 (File No. 333-82900, which can be viewed at: www.sec.gov). The Company's stockholders considered the following proposal at the Special Meeting:

To approve an amendment of amended and restated certificate of incorporation to effect a reverse stock split at a ratio ranging from one-for-three to one-for-five.

Voting Results

Approval of an amendment of amended and restated certificate of incorporation to effect a reverse split, was approved with 37,643,251 "FOR" votes, 7,251,709 "AGAINST" votes and 961,118 "ABSTAIN" votes.

A copy of the press release, dated August 11, 2010 related to the meeting results is furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 8.01 Other Events.

At a meeting held on August 9, 2010, the Board of Directors of the Company approved a reverse stock split at a ratio of one-for-four.

A copy of the press release, dated August 11, 2010 related to the meeting results is furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated August 11, 2010, titled "ThermoGenesis Announces Stockholder Authorization of Reverse Split".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ThermoGenesis Corp.

August 11, 2010	By:	/s/ Matthew T Plavan

Name: Matthew T Plavan
Title: CFO & EVP, Business Development

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 11, 2010, titled "ThermoGenesis Announces Stockholder Authorization of Reverse Split".